Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Transatlantic Holdings, Inc. of our report dated February 24, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Transatlantic Holdings, Inc., which appear in Transatlantic Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

PricewaterhouseCoopers LLP
New York, New York
July 8, 2010